UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2008

INTERNATIONAL ISOTOPES INC.

(Exact Name of Registrant as Specified in Its Charter)

TEXAS	0-22923	74-2763837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4137 Commerce Circle Idaho Falls, Idaho	83401
(Address of Principal Executive Offices)	(Zip Code)

208-524-5300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

In connection with the exercise of the Class C Warrants (the "Class C Warrants") dated March 20, 2007 issued by International Isotopes Inc. (the "Company"), on April 15, 2008, the Company entered into a letter agreement (the "Agreement"), effective as of April 9, 2008, with certain of the holders of the Class C Warrants that amended the Class C Warrants and effected a call on such warrants.  Pursuant to the Agreement, the Company and each Class C Warrant holder agreed to amend the Class C Warrants such that (i) the Company had the right to redeem any unexercised portion of the Class C Warrants as of the date of the Agreement and cancel any Class C Warrant not exercised within ten trading days after the execution of the Agreement by each holder and the Company; and  (ii) the Company will issue the exchange warrant required to be issued in connection with such call as of the date of the Agreement and deliver the same within three business days after the execution of the Agreement by each holder and the Company.

Additionally, each holder and the Company waived the following limitations contained in Section 11(a) of each of the Class C Warrants: (1) that the number of shares of the Company's common stock that may be acquired upon exercise of a holder's Class C Warrant shall be limited such that, following such exercise, the total number of shares of common stock then beneficially owned by such holder and certain other persons, does not exceed 4.999% of the Company’s issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise); and (2) that any such waiver by the holder will not be effective until the 61st day after notice is delivered to the Company.  The amendment did not alter the limitation contained in Section 11(a) of each of the Class C Warrants that the number of shares of the Company's common stock that may be acquired upon exercise of a holder's Class C Warrant shall be limited such that, following such exercise, the total number of shares of common stock then beneficially owned by such holder and certain other persons, does not exceed 9.999% of the Company’s issued and outstanding shares of common stock.

A copy of the Amendment is filed herewith as Exhibit 99.1 and the description of the Amendment is qualified in its entirety by reference to such document.

Item 3.02

Unregistered Sales of Equity Securities

In connection with the Agreement discussed in Item 1.01 above, the Company called the Class C Warrants held by with certain institutional and private purchasers (the "Investors") in connection with the Securities Purchase Agreement dated as of March 21, 2007.  Pursuant to the Company's call of these Class C Warrants, the Investors exercised all outstanding Class C Warrants for an aggregate exercise price of $1,333,333.10 and the Company issued (i) 13,333,331 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), and (ii) Class E Warrants exercisable for 13,333,331 shares of the Company's common stock at an exercise price of $0.869 (the "Class E Warrants").

The Class E Warrants are exercisable through March 20, 2011 and permit cashless exercise. The exercise price is subject to customary adjustments as set forth in the Warrants.   A form of the Class E Warrants is filed herewith as Exhibit 4.1 and the description of the Class E Warrant is qualified in its entirety by reference to such document.

The securities were sold in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation D thereunder.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

4.1

Form of Class E Warrant

99.1

Letter Agreement effective as of April 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Isotopes, Inc.

Date: April 18, 2008	By:	/s/ Steve T. Laflin
Steve T. Laflin President and Chief Executive Officer